                                                                   EXHIBIT 12.01

             CITIGROUP GLOBAL MARKETS HOLDINGS INC. AND SUBSIDIARIES
                CALCULATION OF RATIO OF EARNINGS TO FIXED CHARGES
                                   (Unaudited)

                                                                                                       Nine
                                                                                                      Months
                                                                                                       Ended
                                                                                                    September 30,
Dollars in millions                                                                                     2003
                                                                                                    -------------
Earnings from operations:
Income before income taxes                                                                          $      3,313
 Add fixed charges (see below)                                                                             3,980
                                                                                                    ------------
Earnings as defined                                                                                 $      7,293
                                                                                                    ============
Fixed charges from operations:
Interest expense                                                                                    $      3,870
Other adjustments                                                                                            110
                                                                                                    ------------
Fixed charges from operations as defined                                                            $      3,980
                                                                                                    ============
Ratio of earnings to fixed charges                                                                          1.83
                                                                                                    ============

NOTE:

The ratio of earnings to fixed charges was calculated by dividing the sum of fixed charges into the sum of income before income taxes and fixed charges.

Fixed charges consist of interest expense, including capitalized interest and a portion of rental expense representative of the interest factor.